UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported :    May 11, 2008

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2008, we entered into a Securities Purchase Agreement with two investors by which we are offering for sale an aggregate of 2,424,243 shares of common stock at a purchase price of $1.65 per share and 2,424,243 warrants at an exercise price of $3.27 per share expiring in seven years (the “Offering”).   The Offering is subject to customary closing conditions including approval by the American Stock Exchange.  We anticipate receiving gross proceeds of $4,000,000 and net offering proceeds, after placement agent fees and expenses, of approximately $3,645,000 when the Offering closes.  We anticipate the closing will occur by May 23, 2008

The Offering was made pursuant to our recent shelf registration statement on Form S-3 (SEC File No. 333-148287).  We will, pursuant to Rule 424(b) under the Securities Act of 1933, file with the Securities and Exchange Commission a prospectus and prospectus supplement relating to the Offering.

A copy of the Securities Purchase Agreement is attached hereto as Exhibit 10.1 and the form of warrant is attached hereto as Exhibit 4.1.  The Placement Agent Agreement is attached hereto as Exhibit 1.1.  The legal opinion in connection with the prospectus supplement is attached hereto as Exhibit 5.1.

Also on May 11, 2008, we entered into a Placement Agent Agreement with C. K. Cooper & Company pursuant to which we engaged C. K. Cooper & Company to act as our placement agents with respect to the Offering. Under the terms of the Placement Agent Agreement, we agreed to pay a total fee of 8% of the gross Offering proceeds to C. K. Cooper & Company.

Item 7.01	Regulation FD Disclosure.

On May 12, 2008, we filed a press release about the Securities Purchase Agreement as set forth in Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Placement Agent Agreement.

4.1	Form of warrant.

5.1	Legal opinion in connection with the prospectus supplement.

10.1	Securities Purchase Agreement.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

(signed)

Date: May 12, 2008
By: /s/ Kent Watts

Kent Watts, President, CEO